Exhibit 24.1
POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Corporation”), do hereby nominate, constitute and appoint David M. Foulkes, Ryan M. Gwillim, and Christopher F. Dekker (each an “Authorized Representative”), and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to: (i) execute in the name and on behalf of the undersigned as directors and officers of the Corporation, the Registration Statement on Form S-8, prepared under the Securities Act of 1933, that registers common stock to be offered and sold pursuant to the Brunswick Corporation 2023 Stock Incentive Plan and any and all amendments thereto (the “Registration Statement”); and (ii) execute every document and take every other action which such Authorized Representative deems necessary or desirable in connection with the Registration Statement and any sale of securities or other transaction accomplished by means of the Registration Statement, and each of the undersigned hereby ratifies and approves all that said Authorized Representatives or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney effective as of May 5, 2023.

Capacity	Signature
Chairman of the Board and Director	/S/ NANCY E. COOPER Nancy E. Cooper
Director	/S/ DAVID C. EVERITT David C. Everitt
Director	/S/ REGINALD FILS-AIMÉ Reginald Fils-Aimé
Director	/S/ LAUREN PATRICIA FLAHERTY Lauren Patricia Flaherty
Director	/S/ JOSEPH W. MCCLANATHAN Joseph W. McClanathan
Director	/S/ DAVID V. SINGER David V. Singer
Director	/S/ J. STEVEN WHISLER J. Steven Whisler
Director	/S/ ROGER J. WOOD Roger J. Wood
Director	/S/ MARYANN WRIGHT MaryAnn Wright